JOINT FILING AGREEMENT

         The undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13G and any amendments thereto, whether heretofore or hereafter filed, relating to the securities of Aftersoft Group, Inc. and hereby affirm that this Schedule 13G is being filed on behalf of each of the undersigned.

Dated:  February 13, 2008              ComVest Capital, LLC

                                       By:  ComVest Capital Management LLC,
                                         its managing member

                                             By: /s/ Cecilio M. Rodriguez
                                                 ------------------------
                                                 Cecilio M. Rodriguez


                                       ComVest Capital Management LLC

                                       By: /s/ Cecilio M. Rodriguez
                                           ------------------------
                                           Cecilio M. Rodriguez


                                       ComVest Group Holdings, LLC

                                       By: /s/ Cecilio M. Rodriguez
                                           ------------------------
                                           Cecilio M. Rodriguez


                                       /s/ Michael S. Falk
                                       -------------------
                                       Michael S. Falk, individually